SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

F O R M  8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 19, 2006

NORTH BAY BANCORP
(Exact name of registrant as specified in its charter)

California	0-31080	68-0434802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1190 Airport Road, Suite 101, Napa, California 94558
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code

(707) 257-8585

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      []  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      []  Pre-commencement communications pursuant to Rule 14d-2(b) underthe Exchange Act (17 CFR 240.14d-2(b))

      []  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Principal Officer; Appointment of Principal Officer.

(b) Resignation of Information Services Director and Operations Administrator

Effective January 19, 2006, Suzette Junier resigned as Senior Vice President/Information Services Director and Operations Administrator.

(c) Appointment of Chief Operating Officer and Summary of Principal Terms of Employment

On January 23, 2006, the Company’s Board of Directors appointed Virginia M. Robbins as Executive Vice President, Chief Operating Officer of the Company and of its wholly-owned subsidiary, The Vintage Bank, effective as of February 10, 2006.

Before joining the Company, Ms. Robbins, age 44,  was Managing Director and Chief Information and Operations Officer of Chela Education Financing, Inc. from March 2002 to October 2005. From June 1999 to March 2003, she was Chief Information Officer and Executive Vice President of Civicbank of Commerce and from February 1997 to August 1999 was Vice President and Chief Information Officer of Medamerica, Inc., a physician practice management company. From April 1994 to February 1997, Ms. Robbins was Senior Vice President and Manager, Information Services and Human Resources for Civicbank of Commerce and from June 1989 to March 1994 was Assistant Vice President and Manager, Technical Services of The Pacific Bank, NA.

Ms. Robbins holds a Bachelors of Arts degree in mathematics and economics from Boston University and a Master of Business Administration degree from St. Mary’s College, Moraga, California.

Ms. Robbins  has no family relations with any other director or principal officer of the Company.

There have been no transactions since January 1, 2005, nor are there any currently proposed transactions, to which the Company, or the Bank , was or is to be a party, in which Ms. Robbins  had a direct or indirect material interest.

Ms. Robbin’s  initial base salary will be $16,666.67 per month.  In addition, she will have an auto allowance of $500.00 per month.  She will also participate in the Bank’s Executive Officer incentive plan.  The amount of any incentive compensation is discretionary on the part of the CEO, subject to review by the Board’s Compensation Committee.

She will also be eligible for the following benefits:

•

Group medical and dental insurance effective March 1, 2006;

•

Group term life insurance and group disability insurance, effective March 1, 2006;

•

Participation in the Bank’s profit sharing and 401(k) plans, for which she will be eligible the first of the month following 90-days of full-time employment;

•

Paid Catastrophic leave in accordance with the Company’s policies as described in the Employee Handbook;

•

Five weeks Paid Time Off per year, accrued on a pro-rata basis beginning the first day of the month following date of full-time hire;

•

Flexible benefits plan (or “cafeteria plan”) effective March 1, 2006.

In addition, Ms. Robbins was granted  incentive stock options for 5,000 shares of North Bay Bancorp common stock, vesting immediately, and she will be eligible for future annual grants of restricted stock or stock options (or a combination of the two).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23,  2006

NORTH BAY BANCORP

By  /s/ Terry L. Robinson

Terry L. Robinson, President and Chief

Executive Officer (Principal Executive Officer)

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